SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2007

Commission File Number 001-16173

Intrepid Holdings, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	88-0465858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Wilcrest Ave
Suite 575
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 278-1990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 3, 2007, Ernest L. Carter Jr. M.D. Ph.D. resigned as a member of the Registrant’s Board of Directors. Dr. Carter’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

ITEM 9.01:   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

17.1	Letter of resignation from Ernest L. Carter Jr. M.D. Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intrepid Holdings, Inc.

By: /s/ Maurice Stone
Maurice Stone
Chairman of the Board
Chief Executive Officer

Date: April 9, 2007